Exhibit 7


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-74325) pertaining to LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our report dated March 10, 2000, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.


                                                               /s/ Ernst & Young



Fort Wayne, Indiana
May 8, 2000